Exhibit 99.1

Joint Filing Agreement

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto.  This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of June 10, 2016.

ABG II-SO LIMITED

By:	/s/ Yeh Shan-ju
Name: Yeh Shan-ju
Title: Director

ALLY BRIDGE GROUP CAPITAL PARTNERS II, L.P.

By:	/s/ Yu Fan
Name: Yu Fan
Title: Chief Executive Officer and Chief Investment Officer

ALLY BRIDGE LB HEALTHCARE MASTER FUND LIMITED

By:	/s/ Li Bin
Name: Li Bin
Title: Director

ALLY BRIDGE LB MANAGEMENT LIMITED

By:	/s/ Li Bin
Name: Li Bin
Title: Director

ABG SRNE LIMITED

By:	/s/ Yeh Shan-ju
Name: Yeh Shan-ju
Title: Director

ALLY BRIDGE GROUP INNOVATION CAPITAL PARTNERS III, L.P.

By:	/s/ Yu Fan
Name: Yu Fan
Title: Chief Executive Officer and Chief Investment Officer

ABG MANAGEMENT LTD.

By:	/s/ Yu Fan
Name: Yu Fan
Title: Director

Yu Fan

/s/ Yu Fan

Li Bin

/s/ Li Bin